Exhibit 10.7(e)

Amendment Four to Ancillary Services Agreement

WHEREAS, Cigna Health Corporation on behalf of itself and its affiliates (“Cigna”) and Omada Health, Inc. (“Provider”) have executed an Ancillary Services Agreement dated May 31, 2018 (the “Agreement”); and

WHEREAS, pursuant to Section 6.13 of the Agreement, Cigna desires to amend the Agreement to comply with a regulatory requirement of the Washington State Office of the Insurance Commissioner;

NOW, THEREFORE, pursuant to the Amendment Sections of the Agreement and in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.	The effective date of this Amendment is June 1, 2025 (“Amendment Effective Date”).

2.	Cigna Health and Life Insurance Company shall be added as a party to the Agreement as of the Amendment Effective Date.

3.

The “Cigna Health Corporation (“Cigna”)” contracting entity in the introductory paragraph of page 1 of the Agreement shall be deleted and replaced with the following: “Cigna Health Corporation; Cigna Health and Life Insurance Company and its affiliates (“Cigna”)”.

4.	Except as modified herein, the Agreement remains in full force and effect. To the extent of a conflict between this Amendment and the Agreement, this Amendment shall control.

5.	Any and all capitalized terms not defined herein shall have the same meaning as in the Agreement.

END OF AMENDMENT